UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California		92064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 1.01 Entry into a Material Definitive Agreement

and

Item 5.02 Compensation Arrangements of Certain Officers

On October 7, 2008, the Compensation Committee of Aldila Inc.’s Board of Directors modified all outstanding stock options issued prior to May 30, 2008 under the Aldila Inc. 1994 Stock Incentive Plan.

The modifications adjusted the exercise price to reflect the special cash dividend of $5.00 per common share paid on March 10, 2008 to shareholders of record as of February 25, 2008.  The modifications were made by the Committee, acting as Administrator of the Plan, pursuant to Section 12 of the Plan which governs “Changes upon Recapitalization.”  The modifications are intended to comply with applicable IRS regulations regarding modifications to incentive stock options.

No options issued under the Plan were exercised between February 25, 2008, the record date for the special dividend, and October 7, 2008 when the modifications became effective, so the modifications do not affect any options already exercised.   The modified stock options include stock options granted to officers and directors, however, the automatic grant of stock options to Aldila directors made on May 30, 2008 were not modified.  Commencing in 2006 Aldila has generally granted restricted stock to officers and employees rather than stock options. These modifications to the stock options do not affect any outstanding grants of restricted stock.

Aldila anticipates the modifications to the outstanding stock options will result in additional compensation expense of approximately $100,000.  The compensation expense associated with fully vested stock options will be recognized during the fourth quarter of 2008.  The compensation expense associated with unvested options will be recognized over the remaining vesting period of the option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2008	Aldila, Inc.

/s/ Scott M. Bier
Scott M. Bier
Chief Financial Officer and Vice President